EXHIBIT 99.1

EDCI Holdings, Inc. Announces 1Q2009 Results

NEW YORK – May 8, 2009  – EDCI Holdings, Inc. (NASDAQ: EDCI) (“EDCI”), the holding company for Entertainment Distribution Company, Inc., the majority shareholder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market, today reported 1Q2009 financial results.

1Q2009 Highlights

●	EDCI Cash and Cash Equivalents: $51.9 million or $7.74/share outstanding at 03/31/2009. This compares to $52.6 million or $7.86 per share outstanding at 12/31/2008.
●
EDCI Share Repurchase Blacked Out:  Due to delayed release of EDCI 4Q2008 results on 03/31/2009, no EDCI shares could be repurchased during 1Q2009; current blackout period ends 05/14/2009, with share repurchasing capability again open 05/15/2009 – 06/30/2009.

●
EDCI Cash Burn Rate:  Budgeted annual 2009 cash burn rate conservatively estimated at $3.6 million, or approximately $0.54/share outstanding at 03/31/2009, but aggressive cost cutting targeting annual 2009 cash burn rate of $3.0 million, or $0.45/share outstanding at 03/31/2009.

●	EDC Debt Declined 10% in 1Q2009: $10.3 million in long-term debt at 12/31/2008 declined to $9.3 million at 03/31/2009. This compares to estimated value of Kings Mountain real estate of $7 million.
●	EDC International 1Q2009 Revenue Down 30% Y/Y: 13% Y/Y Disc volume decline and strong dollar translation impact drove 1Q2009 revenue decline of (30%) Y/Y to $41.3 million.
●	EDC Blackburn - Hannover Consolidation: EDC plans to cease operations at its Blackburn, UK facility and manufacture all Universal volume at its Hannover, Germany plant.

“The 1Q2009 was the second consecutive brutally difficult quarterly period to be in the CD manufacturing and distribution business, as mid-teen Disc volume declines previously infecting the U.S. broke out in EDC’s now exclusively European operations,” said Robert L. Chapman, Jr., Chief Executive Officer.  “The plague afflicting EDC remains the same -- dual diseases of digital substitution to iPods and consumer avoidance of discretionary spending -- both of which result in massive pricing pressure due to resultant CD industry overcapacity.  Negative operating leverage from rapid Disc volume declines continues to overwhelm EDC’s high fixed cost, moderate gross margin businesses.”

1Q2009 Financial Summary

($000's) All amounts below represent continuing operations unless noted	1Q2009	1Q2008	Change
Total revenue	$ 41,251	$ 58,667	(29.7%)
Gross profit	5,570	11,103	(49.8%)
Gross margin %	13.5%	18.9%	(540 bp.)
SG&A expense	7,123	9,460	(24.7%)
SG&A %	17.3%	16.1%	+120 bp.
Operating income (loss)	(1,553)	56	(2,873.2%)
Operating margin %	(3.8%)	0.1%	(390 bp.)
EBITDA	45	3,736	(98.8%)
EBITDA margin %	0.1%	6.4%	(630 bp.)
Income (loss)	678	(3,126)
Loss from discontinued operations	(1,362)	(3,243)
Net loss †	(555)	(6,220)
Common shares outstanding	6,708,890	6,865,805
Diluted EPS	$ 0.10	$ (0.44)
Diluted EPS from discontinued operations	$ (0.20)	$ (0.45)

        † Includes both continuing and discontinued operations

EDCI & EDC 1Q2009 Operating Results

●	EDC (& EDCI) Revenue:

º	EDC 1Q2009 Revenue down (30%) Y/Y: The (30%) Y/Y decline was attributable to Disc volume declines of (13%) Y/Y and to the U.S. dollar strengthening against the Euro and British Pound.

	Volume	Revenue
	1Q2009 vs. 1Q2008	1Q2009 vs. 1Q2008
EDC Hannover Manufacturing	(4%)	(22%)
EDC Hannover Distribution	(20%)	(34%)
EDC Blackburn Manufacturing	(19%)	(39%)

●	EDC (& EDCI) Gross Margin:

º
EDC 1Q2009 Gross Margin Percentage down (540 bp.) Y/Y:  1Q2009 gross margin was 13.5%.  The decrease from 1Q2008 was due to (13%) Y/Y volume declines, redundancy costs and the U.S. dollar strengthening against the Euro and British Pound.

●	EDCI EBITDA Margin:

º
1Q2009 EBITDA Margin down (630 bp.) Y/Y:  1Q2009 EBITDA margin was at break even.  The decrease from 1Q2008 was due to (13%) Y/Y volume declines, redundancy costs and the U.S. dollar strengthening against the Euro and British Pound.

Balance Sheet Information

($000,000's)	3/31/2009	12/31/2008	% Change
	(unaudited)
EDCI-H Cash & S/T Investments	$ 51.9	$ 52.6	(1.3%)
EDCI-H Long-Term Debt	-	-	0.0%
EDCI-H Working Capital	51.6	52.2	(1.1%)
EDC Working Capital	24.7	29.2	(15.4%)
EDC Unrestricted Cash	23.8	22.5	5.8%
EDC Accounts Receivable	14.8	19.1	(22.5%)
EDC Credit Facility & UMG Debt	9.3	10.3	(9.7%)

●	EDCI Cash:
º
EDCI cash and cash equivalents were $51.9 million or $7.74/share outstanding at 03/31/2009.  This compares to $52.6 million or $7.86/share outstanding at 12/31/2008.  EDCI’s budgeted annual 2009 cash burn rate conservatively estimated at $3.6 million, or approximately $0.54/share outstanding at 03/31/2009, but aggressive cost cutting targeting annual 2009 cash burn rate of $3.0 million, or $0.45/share outstanding at 03/31/2009.

●	EDC Working Capital:
º
EDC working capital was $24.7 million at 03/31/2009, approximately 15% lower than working capital of $29.2 million at 12/31/2008.  During 1Q2009, EDC spent down $3.2 million of its restricted cash on wind-down costs related to the now discontinued U.S. Operations.

●	EDC Accounts Receivable / DSO:
º
EDC 03/31/2009 accounts receivable was $14.8 million, down approximately 23% from 12/31/2008.  Days Sales Outstanding (DSO) was approximately 32 days at 03/31/2009, compared with a DSO of approximately 26 days at 12/31/2008.  The increase in DSO reflects the timing of invoicing and payments received from our largest customer around the end of 1Q2009 compared to the end of 4Q2008.

●	EDC Credit Facility & Other Debt:
º
EDC began 1Q2009 with $10.3 million but ended with $9.3 million in long-term debt.  EDC paid off $0.8 million related to its Term Loan and $0.1 million related to a capital equipment lease at the Hannover, Germany facility.  Payments were funded primarily through the proceeds received from the sale of the EDC U.S. Operations equipment to Sony DADC.

1Q2009 Key Events

EDC Blackburn – Hannover Consolidation: On March 20, 2009, the Board of Directors of the Company approved a plan to consolidate EDC’s Blackburn, UK and Hannover, Germany manufacturing volumes within the Hannover facility (the “Consolidation”).  As a result of the Consolidation, EDC intends to cease, by year-end 2009, substantially all operations presently conducted at its Blackburn facility in the United Kingdom, and resultantly produce all of the manufacturing volume for Universal, its largest customer, in EDC’s Hannover plant through the expiration of the Universal manufacturing agreements in May 2015. Consummation of the Consolidation transaction requires the consent of the lenders pursuant to EDC’s credit facility.  EDC is currently in negotiations to obtain the consent of the lenders to proceed with the Consolidation transaction but have yet to reach an agreement. Blackburn closure costs currently are forecast at approximately $8-9 million, comprised primarily of severance costs for approximately 270 employees, costs associated with exiting Blackburn’s existing leases and costs associated with relocating equipment, parts and inventory from Blackburn to Hannover.

Robert L. Chapman, Jr., EDCI and EDC Chief Executive Officer, concluded, “I am extremely satisfied with EDC’s strategic accomplishments during my first quarter as this subsidiary’s CEO – the Consolidation Plan’s formulation required countless hours of cooperative foresight, brainstorming, analysis and courage. That plan, along with across-the-board cost containment and realignment to EDC’s far lower volumes and resultant profitability, has positioned EDC not only to survive, but succeed.  However, the final outcome of the Consolidation Plan may be determined by wage concessions from the EDC GmbH Hannover workforce.  As for EDCI’s acquisition effort, I hereby repeat again that EDCI will shift gears away from expending and risking its approximately $50 million in cash if its Board determines that an opportunistic, NOL-utilizing purchase is fraught with excessive risks of duration, execution and/or capital loss."

CONFERENCE CALL
EDCI will host a conference call to discuss the 1Q2009 financial results on Friday, May 8, 2009 at 4:30 p.m. EDT. This press release, the financial tables, as well as other supplemental information including the reconciliation of certain non-GAAP measures to their nearest comparable GAAP measures, are also available on EDCI’s corporate website, located at www.edcih.com.

To access the conference call, please dial (800) 642-1740 or (706) 634-7533 (international callers) and reference conference code 95601732. A live webcast of the conference call will also be available on EDCI’s corporate website.  A replay of the conference call will be available through midnight EDT on Thursday, May 14, 2009. The replay can be accessed by dialing (800) 642-1687 or (706) 645-9291 (international callers). The conference code for the replay is 95601732.

ABOUT EDCI HOLDINGS, INC.
EDCI Holdings, Inc. (Nasdaq: EDCI) is a multi-national company, headquartered in New York, that is seeking to enhance shareholder value by pursuing acquisition opportunities. EDCI is the holding company of Entertainment Distribution Company, Inc., which is the majority shareholder of Entertainment Distribution Company, LLC ("EDC"), a European provider of supply chain services to the optical Disc market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry.  EDC’s clients include some of the world's best-known music, movie and gaming companies. EDC’s operations include manufacturing and distribution facilities in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcih.com

SAFE HARBOR STATEMENT
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon EDCI’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in EDCI’s most recently filed Annual Report on Form 10-K. These factors include, but are not limited to the current global and economic downturn; declining nature of CD and DVD industries; potential intellectual property infringement claims; variability of quarterly results and dependence on key customers; increased costs or shortages of raw materials or energy; international business risks; foreign currency translation and transaction risks; limitations on NOLs resulting from ownership changes; environmental laws and regulations; ability to attract and retain key personnel; competition; and volatility of stock price; EDCI assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

ABOUT NON-GAAP FINANCIAL MEASURES
To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, EDCI uses the following non-GAAP financial measures: EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, please see the tables captioned “Summary Schedule of non-GAAP Financial Data” included at the end of this release.

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS	(In thousands, except share data)
Current Assets:
Cash and cash equivalents	$ 75,721	$ 75,112
Restricted cash	3,830	7,258
Accounts receivable, net of allowances for doubtful accounts of
$2,698 and $3,008 for 2009 and 2008, respectively	14,760	19,129
Current portion of long-term receivable	754	599
Inventories, net	3,903	4,845
Prepaid expenses and other current assets	10,708	12,513
Deferred income taxes	98	105
Assets held for sale	7,107	7,154
Current assets, discontinued operations	2,427	8,691
Total Current Assets	119,308	135,406
Restricted cash	23,404	25,439
Property, plant and equipment, net	18,701	21,186
Long-term receivable	2,628	3,066
Long-term investments	1,020	1,020
Deferred income taxes	1,616	1,694
Other assets	3,850	4,739
TOTAL ASSETS	$ 170,527	$ 192,550

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$ 13,984	$ 15,930
Accrued expenses and other liabilities	22,176	24,435
Loans from employees	925	1,142
Current portion of long-term debt	2,020	2,281
Current liabilities, discontinued operations	3,958	10,226
Total Current Liabilities	43,063	54,014
Other non-current liabilities	3,711	8,353
Loans from employees	1,409	2,490
Long-term debt	7,328	7,996
Pension and other defined benefit obligations	32,326	35,052
Non-current liabilities, discontinued operations	-	41
Total Liabilities	87,837	107,946
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 1,000,000 shares, no shares
issued and outstanding	-	-
Common stock, $.02 par value; authorized: 15,000,000 shares, issued and
outstanding: 2009 -- 7,019,652 shares; 2008 -- 7,019,436 shares	140	140
Additional paid in capital	371,130	371,091
Accumulated deficit	(295,543)	(294,988)
Accumulated other comprehensive income	3,130	4,583
Treasury stock at cost:
2009 -- 310,762 shares; 2008 -- 324,794 shares	(1,371)	(1,427)
Total EDCI Holdings, Inc. Stockholders' Equity	77,486	79,399
Minority interest in subsidiary company	5,204	5,205
Total Stockholders' Equity	82,690	84,604
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	170,527	192,550

EDCI HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(In thousands, except per share amounts)
REVENUES:
Product revenues	$ 31,081	$ 43,142
Service revenues	10,170	15,525
Total Revenues	41,251	58,667
COST OF REVENUES:
Cost of product revenues	27,973	37,015
Cost of service revenues	7,708	10,549
Total Cost of Revenues	35,681	47,564
GROSS PROFIT	5,570	11,103
OPERATING EXPENSES:
Selling, general and administrative expense	7,123	9,460
Amortization of intangible assets	-	1,587
Total Operating Expenses	7,123	11,047
OPERATING INCOME (LOSS)	(1,553)	56
OTHER INCOME (EXPENSE):
Interest income	217	1,112
Interest expense	(231)	(637)
Gain (loss) on currency swap, net	2,111	(2,625)
Loss on currency transaction, net	(31)	(561)
Other income (expense), net	11	12
Total Other Income (Expense)	2,077	(2,699)
INCOME (LOSS) FROM CONTINUING OPERATIONS, BEFORE INCOME TAXES	524	(2,643)
Income tax provision (benefit)	(154)	483
INCOME (LOSS) FROM CONTINUING OPERATIONS	678	(3,126)
DISCONTINUED OPERATIONS, NET OF TAX:
LOSS FROM DISCONTINUED OPERATIONS	(1,362)	(3,243)
GAIN ON SALE OF EDC U.S. OPERATIONS	128	-
NET LOSS	$ (556)	$ (6,369)
Minority interest income	(1)	(149)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$ (555)	$ (6,220)
INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Income (loss) from continuing operations attributable to common shareholders	$ 0.10	$ (0.44)
Discontinued Operations Attributable to Common Shareholders:
Loss from discontinued operations attributable to common shareholders	(0.20)	(0.45)
Gain on sale of EDC U.S. Operations	0.02	-
Net loss per weighted average common share	$ (0.08)	$ (0.89)
INCOME (LOSS) PER WEIGHTED AVERAGE DILUTED COMMON SHARE (1):	-	-
Income (loss) from continuing operations attributable to common shareholders	$ 0.10	$ (0.44)
Discontinued Operations Attributable to Common Shareholders:
Loss from discontinued operations attributable to common shareholders	(0.20)	(0.45)
Gain on sale of EDC U.S. Operations	0.02	-
Net loss per weighted average common share	$ (0.08)	$ (0.89)

AMOUNTS ATTRIBUTABLE TO EDCI HOLDINGS, INC. COMMON SHAREHOLDERS
Income (loss) from continuing operations	$ 644	$ (3,066)
Loss from discontinued operations	(1,327)	(3,154)
Gain on sale of EDC U.S. Operations	128	-
Net Loss	$ (555)	$ (6,220)

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

EDCI Holdings, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited

The following summary of financial data shows the reconciliation of loss from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations and earnings before interest, taxes, and depreciation and amortization from continuing operations.

EBITDA is income (loss) from continuing operations before interest expense (income), net, income taxes, and depreciation and amortization and is presented because the Company believes that such information is commonly used in the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP.  EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	1Q2009	1Q2008

Income (loss) from continuing operations	678	(3,126)

Income tax provision (benefit)	(154)	483
(Gain) loss on currency swap, net	(2,111)	2,625
Loss on currency transaction, net	31	561
Interest (income) expense, net	14	(475)
Depreciation and amortization	1,598	3,680
Other (income) expense, net	(11)	(12)
EBITDA from continuing operations	45	3,736